UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

Angel Oak Mortgage REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326

(Address of Principal Executive Offices and Zip Code)

(404) 953-4900
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 25, 2024, Angel Oak Mortgage REIT, Inc. (the “Company”) closed an underwritten public offering and sale of $50.0 million aggregate principal amount of its 9.500% Senior Notes due 2029 (the “Notes”).

The Notes are fully and unconditionally guaranteed (the “Guarantee”) by Angel Oak Mortgage Operating Partnership, LP (the “Guarantor”). The terms of the Notes are governed by an indenture, dated as of July 25, 2024 (the “Base Indenture”), by and among the Issuer, the Guarantor and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of July 25, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantor and the Trustee. Copies of the Base Indenture, the First Supplemental Indenture, and the form of Notes and the Guarantee, the terms of which are incorporated herein by reference, are attached as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K.

The Notes bear interest at a rate of 9.500% per annum, payable quarterly in arrears on January 30, April 30, July 30 and October 30 of each year, commencing on October 30, 2024. The Notes will mature on July 30, 2029, unless earlier redeemed or repurchased by the Company.

The Company may redeem the Notes in whole or in part at any time or from time to time at the Company’s option on or after July 30, 2026, upon not less than 30 days’ nor more than 60 days’ notice to holders prior to the redemption date, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, as described in greater detail in the Indenture.

The Notes rank equal in right of payment to any of the Company’s existing and future unsecured and unsubordinated indebtedness; effectively subordinated in right of payment to any of the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) and (to the extent not held by the Company) preferred stock, if any, of its subsidiaries other than the Guarantor and of any entity the Company accounts for using the equity method of accounting.

Upon a Change of Control Repurchase Event (as defined in the Indenture), the Company must make an offer to repurchase all outstanding Notes at a price in cash equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

The occurrence of an Event of Default (as defined in the Indenture) may, subject to certain conditions set forth in the Indenture, lead to the principal amount of, premium, if any, and accrued and unpaid interest on all of the outstanding Notes to be due and payable immediately.

The Notes have been approved for listing on the New York Stock Exchange under the symbol “AOMN” and trading of the Notes is expected to commence thereon within 30 days after the date hereof.

The descriptions of the Base Indenture, the First Supplemental Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by the terms of the Base Indenture, the First Supplemental Indenture and the Notes, respectively.

The Notes and the Guarantee were offered pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3 (Registration Nos. 333-280531 and 333-280531-01), a base prospectus, dated July 9, 2024, and a prospectus supplement, dated July 18, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 4.1	Indenture, dated as of July 25, 2024, among Angel Oak Mortgage REIT, Inc., as issuer, Angel Oak Mortgage Operating Partnership, LP, as guarantor, and U.S. Bank Trust Company, National Association, as trustee

Exhibit 4.2	First Supplemental Indenture, dated as of July 25, 2024, among Angel Oak Mortgage REIT, Inc., as issuer, Angel Oak Mortgage Operating Partnership, LP, as guarantor, and U.S. Bank Trust Company, National Association, as trustee

Exhibit 4.3	Form of 9.500% Senior Notes due 2029 (including the notation of guarantee)

Exhibit 5.1	Opinion of Venable LLP

Exhibit 5.2	Opinion of Sidley Austin LLP

Exhibit 23.1	Consent of Venable LLP (included in Exhibit 5.1)

Exhibit 23.2	Consent of Sidley Austin LLP (included in Exhibit 5.2)

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2024	ANGEL OAK MORTGAGE REIT, INC.

	By:	/s/ Brandon Filson
	Name:	Brandon Filson
	Title:	Chief Financial Officer and Treasurer